                                                                    EXHIBIT 12.1




KOGER EQUITY, INC.
RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS EXCEPT RATIOS)


                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                         ----------------------
                                                           2004          2003
                                                         --------       -------
EARNINGS:
  Net income                                             $  4,834       $ 4,271

  Adjustments:
  Equity in earnings of an unconsolidated affiliate          (131)           --
  Interest expense                                          6,932         7,046
  Amortization of loan costs                                  374           357
                                                         --------       -------

  Earnings                                               $ 12,009       $11,674
                                                         ========       =======

FIXED CHARGES:
  Dividends on preferred stock                           $  1,588       $    --
  Interest expense                                          6,932         7,046
  Amortization of loan costs                                  374           357
                                                         --------       -------

   Total Fixed Charges                                   $  8,894       $ 7,403
                                                         ========       =======

RATIO OF EARNINGS TO FIXED CHARGES                           1.35(1)       1.58
                                                         ========       =======

-------
(1) Ratio is 1.64 excluding preferred stock dividends of $1,588.

                                                                    EXHIBIT 12.1



KOGER EQUITY, INC.
RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS EXCEPT RATIOS)





                                                                            (FOR THE YEARS ENDED DECEMBER 31,)
                                                     -----------------------------------------------------------------------
                                                       2003              2002           2001           2000           1999
                                                     --------          --------       --------       --------       --------
EARNINGS:
Net Income                                           $ 16,691          $ 16,423       $ 73,223       $ 27,153       $ 36,586

Adjustments:
Income tax (benefit) provision                            (94)             (413)           684            (21)           187
Minority Interest                                          --                20          1,044          1,156          1,174
Equity in earnings of unconsolidated subsidiary            --                --            (81)          (645)        (1,099)
Interest Expense                                       27,784            23,252         25,204         27,268         21,893
Amortization of loan costs                              1,465             1,893            908            888            836
Distributed income of equity investees                     --             2,750             --            438            448
Interest capitalized                                       --                --           (207)        (1,059)        (3,343)
Gain on sale of assets                                    573               (21)       (39,189)        (6,015)        (3,851)
                                                     --------          --------       --------       --------       --------
Earnings                                             $ 46,419          $ 43,904       $ 61,586       $ 49,163       $ 52,831
                                                     ========          ========       ========       ========       ========


FIXED CHARGES:
Dividends on preferred stock                         $  1,995          $     --       $     --       $     --       $     --
Interest Expense                                       27,784            23,252         25,204         27,268         21,893
Interest Capitalized                                       --                --            207          1,059          3,343
Amortization of loan costs                              1,465             1,893            908            888            836
                                                     --------          --------       --------       --------       --------
Total Fixed Charges                                  $ 31,244          $ 25,145       $ 26,319       $ 29,215         26,072
                                                     ========          ========       ========       ========       ========

RATIO OF EARNINGS TO FIXED CHARGES                       1.49(1)           1.75           2.34           1.68           2.01
                                                     ========          ========       ========       ========       ========


------------
(1) Ratio is 1.59 excluding preferred stock dividends of $1,995.